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                                                                EXHIBIT 99.2B(2)



                         THE DESSAUER GLOBAL EQUITY FUND

                           (a Delaware Business Trust)





                                     BY-LAWS

                                  June 27, 1996







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                                TABLE OF CONTENTS

                                                                       Page
                                                                       ----
ARTICLE I
DEFINITIONS............................................................. iv

ARTICLE II
PRINCIPAL OFFICE........................................................ iv

ARTICLE III
OFFICERS AND THEIR ELECTION............................................. iv
         Section 3.01 Officers.......................................... iv
         Section 3.02 Election of Officers.............................. iv
         Section 3.03 Resignations......................................  v

ARTICLE IV
POWERS AND DUTIES OF OFFICERS AND TRUSTEES..............................  v
         Section 4.01 Management of the Trust...........................  v
         Section 4.02 Executive And Other Committees....................  v
         Section 4.03 Compensation......................................  v
         Section 4.04 Chairman Of The Trustees..........................  v
         Section 4.05 President.........................................  v
         Section 4.06 Treasurer......................................... vi
         Section 4.07 Secretary......................................... vi
         Section 4.08 Vice President.................................... vi
         Section 4.09 Assistant Treasurer............................... vi
         Section 4.10 Assistant Secretary............................... vi
         Section 4.11 Subordinate Officers.............................. vi
         Section 4.12 Surety Bonds......................................vii
         Section 4.13 Removal...........................................vii
         Section 4.14 Remuneration......................................vii

ARTICLE V
SHAREHOLDERS' MEETINGS..................................................vii
         Section 5.01 Special Meetings..................................vii
         Section 5.02 Annual Meetings...................................vii
         Section 5.03 Notices...........................................vii
         Section 5.04 Voting-Proxies...................................viii
         Section 5.05 Place of Meeting.................................viii
         Section 5.06 Action Without a Meeting.........................viii
         Section 5.07 Quorum and Adjournment of Meetings...............viii
         Section 5.08 Inspectors of Election............................ ix
         Section 5.09 Inspection of Books and Records................... ix


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
ARTICLE VI
TRUSTEES' MEETINGS........................................................... ix
         Section 6.01 Special Meetings....................................... ix
         Section 6.02 Regular Meetings....................................... ix
         Section 6.03 Quorum................................................. ix
         Section 6.04 Notice.................................................  x
         Section 6.05 Place of Meeting.......................................  x
         Section 6.06 Special Action.........................................  x
         Section 6.07 Action by Consent......................................  x
         Section 6.08 Participation in Meetings By Conference Telephone......  x
         Section 6.09 Execution of Instruments and Documents and Signing
                  of Checks and Other Obligations and Transfers..............  x

ARTICLE VII
FISCAL YEAR; REGISTERED OFFICE AND REGISTERED AGENT..........................  x
         Section 7.01 Fiscal Year............................................  x
         Section 7.02 Registered Office and Registered Agent................. xi

ARTICLE VIII
DIVIDENDS AND DISTRIBUTIONS..................................................xii

ARTICLE IX
CERTIFICATES OF SHARES.......................................................xii
         SECTION 9.01 Certificates of Shares.................................xii
         Section 9.02 Transfer of Shares.....................................xii
         Section 9.03 Share Ledgers.........................................xiii
         Section 9.04 Lost, Stolen, Destroyed and Mutilated Certificates....xiii

ARTICLE X
TERMS OF COMMON SHARES......................................................xiii
         Section 10.01 Designation..........................................xiii
         Section 10.02 Common Shares........................................xiii
         Section 10.04 Record Date...........................................xiv

ARTICLE XI
WAIVER OF NOTICE............................................................. xv

ARTICLE XII
INSURANCE OF OFFICERS, TRUSTEES, AND EMPLOYEES............................... xv

ARTICLE XIII
SEAL......................................................................... xv

ARTICLE XIV
AMENDMENTS................................................................... xv

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
ARTICLE XV
COMPLIANCE WITH FEDERAL REGULATIONS.......................................xvi

ARTICLE XVI
THE TRUST.................................................................xvi







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                        THE DESSAUER GLOBAL EQUITY FUNDS

                                     BY-LAWS

                  These Bylaws of The Dessauer Global Equity Fund (the "Trust"), a Delaware business trust, are subject to the Trust Instrument of the Trust, dated June 27, 1996, as from time to time amended, supplemented or restated (the "Trust Instrument"). Capitalized terms used herein which are defined in the Trust Instrument are used as therein defined.


                                    ARTICLE I
                                   DEFINITIONS

                  The terms "Commission", "Trust", "Trust Property", "Investment Adviser", "Majority Shareholder Vote", "1940 Act", "Shareholder", "Shares", "Transfer Agent", and "Trustees" have the respective meanings given them in the Trust Instrument of the Fund dated June 27, 1996, as amended from time to time.


                                   ARTICLE II
                                PRINCIPAL OFFICE

                  The principal office of the Trust shall be located in Pasadena, California or such other location as the Trustees may, from time to time, determine. The Trust may establish and maintain such other offices and places of business as the Trustees may, from time to time, determine.


                                   ARTICLE III
                           OFFICERS AND THEIR ELECTION

                  SECTION 3.01 OFFICERS. The officers of the Trust shall be a President, a Treasurer, a Secretary, and such other officers as the Trustees may from time to time elect. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents. It shall not be necessary for any Trustee or other officer to be a holder of Shares in the Trust.

                  SECTION 3.02 ELECTION OF OFFICERS. The Treasurer and Secretary shall be chosen by the Trustees. The President shall be chosen by and from the Trustees. Two or more offices may be held by a single person except the offices of President and Secretary. Subject to the provisions of Section 4.13 hereof the President, the Treasurer and the Secretary shall each hold office until their successors are chosen and qualified and all other officers shall hold office at the pleasure of the Trustees. The executive officers of the Fund shall be elected annually by the Trustees and each executive officer so elected shall hold office until his successor is elected and has qualified.

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                  SECTION 3.03 RESIGNATIONS. Any officer of the Trust may
resign, notwithstanding Section 3.02 hereof, by filing a written resignation with the President, the Trustees or the Secretary, which resignation shall take effect on being so filed or at such time as may be therein specified.


                                   ARTICLE IV
                   POWERS AND DUTIES OF OFFICERS AND TRUSTEES

                  SECTION 4.01 MANAGEMENT OF THE TRUST. The business and affairs of the Trust shall be managed by, or under the direction of the Trustees, and they shall have all powers necessary and desirable to carry out their responsibilities, so far as such powers are not inconsistent with the laws of the State of Delaware, the Trust Instrument or with these Bylaws.

                  SECTION 4.02 EXECUTIVE AND OTHER COMMITTEES. The Trustees may elect from their own number an executive committee, which shall have any or all of the powers of the Board of Trustees while the Board of Trustees is not in session. The Trustees may also elect from their own number other committees from time to time. The number composing such committees and the powers conferred upon the same are to be determined by vote of a majority of the Trustees. All members of such committees shall hold such offices at the pleasure of the Trustees. The Trustees may abolish any such committee at any time. Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Trustees. The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

                  SECTION 4.03 COMPENSATION. Each Trustee and each committee member may receive such compensation for his services and reimbursement for his expenses as may be fixed from time to time by resolution of the Trustees.

                  SECTION 4.04 CHAIRMAN OF THE TRUSTEES. The Trustees may appoint from among their number a Chairman who shall serve as such at the pleasure of the Trustees. When present, he shall preside at all meetings of the Shareholders and the Trustees, and he may, subject to the approval of the Trustees, appoint a Trustee to preside at such meetings in his absence. He shall perform such other duties as the Trustees may from time to time designate.

                  SECTION 4.05 PRESIDENT. The President shall be the chief executive officer of the Trust and, subject to the direction of the Trustees, shall have general administration of the business and policies of the Trust. Except as the Trustees may otherwise order, the President shall have the power to grant, issue, execute or sign such powers of attorney, process, agreements or other documents as may be deemed advisable or necessary in the furtherance of the interests of the Trust or any Series thereof. He shall also have the power to employ attorneys, accountants and other advisors and agents and counsel for the Trust. The President shall perform such duties additional to all of the foregoing as the Trustees may from time to time designate.

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                  SECTION 4.06 TREASURER. The Treasurer shall be the principal financial and accounting officer of the Trust. He shall deliver all funds and securities of the Trust which may come into his hands to such company as the Trustees shall employ as Custodian in accordance with the Trust Instrument and applicable provisions of law. He shall make annual reports regarding the business and condition of the Trust, which reports shall be preserved in Trust records, and he shall furnish such other reports regarding the business and condition of the Trust as the Trustees may from time to time require. The Treasurer shall perform such additional duties as the Trustees may from time to time designate.

                  SECTION 4.07 SECRETARY. The Secretary shall record in books kept for the purpose all votes and proceedings of the Trustees and the Shareholders at their respective meetings. He shall have the custody of the seal of the Trust. The Secretary shall perform such additional duties as the Trustees may from time to time designate.

                  SECTION 4.08 VICE PRESIDENT. Any Vice President of the Trust shall perform such duties as the Trustees or the President may from time to time designate. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents) present and able to act may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

                  SECTION 4.09 ASSISTANT TREASURER. Any Assistant Treasurer of the Trust shall perform such duties as the Trustees or the Treasurer may from time to time designate, and, in the absence of the Treasurer, the senior Assistant Treasurer, present and able to act, may perform all the duties of the Treasurer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

                  SECTION 4.10 ASSISTANT SECRETARY. Any Assistant Secretary of the Trust shall perform such duties as the Trustees or the Secretary may from time to time designate, and, in the absence of the Secretary, the senior Assistant Secretary, present and able to act, may perform all the duties of the Secretary and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

                  SECTION 4.11 SUBORDINATE OFFICERS. The Trustees from time to time may appoint such officers or agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine. The Trustees from time to time may delegate to one or more officers or committees of Trustees the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

                  SECTION 4.12 SURETY BONDS. The Trustees may require any officer or agent of the Trust to execute a bond (including without limitation, any bond required by the 1940 Act and the rules and regulations of the Commission) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his duties to the Trust including responsibility for negligence and for the accounting of any of the Trust's property, funds or securities that may come into his hands.

                  SECTION 4.13 REMOVAL. Any officer may be removed from office, with or without cause, whenever in the judgment of the Trustees the best interest of the Trust will be served thereby, by the vote of a majority of the Trustees given at any regular meeting or any special meeting of the Trustees. In addition, any officer or agent appointed in accordance with the provisions of
Section 3.10 hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Trustees.

                  SECTION 4.14 REMUNERATION. The salaries or other compensation, if any, of the officers of the Trust shall be fixed from time to time by resolution of the Trustees.


                                    ARTICLE V
                             SHAREHOLDERS' MEETINGS

                  SECTION 5.01 SPECIAL MEETINGS. Special meetings of Shareholders of the Fund shall be held whenever called by the Board of Trustees or the President of the Fund. Special meetings of Shareholders shall also be called by the Secretary upon the written request of the holders of Shares entitled to vote not less than twenty-five percent (25%) of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The Secretary shall inform such Shareholders of the reasonable estimated cost of preparing and mailing such notice of the meeting, and, upon payment to the Fund of such costs, the Secretary shall give notice stating the purpose or purposes of the meeting to all entitled to vote at such meeting. No special meeting need be called upon the request of the holders of Shares entitled to cast less that a majority of all votes entitled to be cast at such meeting, to consider any matter which is substantially the same as a matter voted upon at any special meeting of Shareholders held during the preceding twelve months.

                  SECTION 5.02 ANNUAL MEETINGS. Meeting of Shareholders, at which the Shareholders shall elect Trustees and transact such other business as may properly come before the meeting, shall be held annually so long as such annual meetings shall be required by the New York Stock Exchange or the other exchanges or trading system upon which Shares are principally traded.

                  SECTION 5.03 NOTICES. Except as provided in Section 5.01, notices of any meeting of the Shareholders shall be given by the Secretary by delivering or mailing, postage prepaid, to each Shareholder entitled to vote at said meeting, written or printed notification of such meeting at least ten (10) days before the meeting, to such address as may be registered with the Trust by the Shareholder. Notice of any Shareholder meeting need not be given to any Shareholder if a written waiver of notice, executed before or after such meeting, is filed with the records of such meeting, or to any Shareholder who shall attend such meeting in person or by proxy. Notice of adjournment of a Shareholder's meeting to another time or place need not be given, if such time and place are announced at the meeting or reasonable notice is given to persons present at the meeting and the adjourned meeting is held within a reasonable time after the date set for the original meeting.

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                  SECTION 5.04 VOTING-PROXIES. Subject to the provisions of the
Trust Instrument, shareholders entitled to vote may vote either in person or by proxy, provided that either (a) an instrument authorizing such proxy to act is executed by the Shareholder in writing and dated not more than eleven (11) months before the meeting, unless the instrument specifically provides for a longer period or (b) the Trustees adopt by resolution an electronic, telephonic, computerized or other alternative to execution of a written instrument authorizing the proxy to act, which authorization is received not more than eleven (11) months before the meeting. Proxies shall be delivered to the Secretary of the Trust or other person responsible for recording the proceedings before being voted. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the Chairman of the meeting. Except as otherwise provided herein or in the Trust Instrument, as these Bylaws or such Trust Instrument may be amended or supplemented from time to time, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

                  SECTION 5.05 PLACE OF MEETING. All meetings of the Shareholders shall be held at the principal place of business of the Trust or at such other place in the United States as the Trustees may designate.

                  SECTION 5.06 ACTION WITHOUT A MEETING. Any action to be taken by Shareholders may be taken without a meeting if all Shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of meetings of Shareholders of the Trust. Such consent shall be treated for all purposes as a vote at a meeting of the Shareholders held at the principal place of business of the Trust.

                  SECTION 5.07 QUORUM AND ADJOURNMENT OF MEETINGS. Except as otherwise provided by law, by the Trust Instrument or by these By-Laws, at all meetings of Shareholders the holders of a majority of the Shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum for the transaction of business. In the absence of a quorum, the Shareholders present or represented by proxy and entitled to vote thereat shall have power to adjourn the meeting from time to time. Any adjourned meeting may be held as adjourned without further notice. At any adjourned meeting at which a quorum shall be present, any business may be transacted as if the meeting had been held as originally called.

                           SECTION 5.08 INSPECTORS OF ELECTION. In advance of
any meeting of Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the chairman of any meeting of Shareholders may, and on the request of any Shareholder or his proxy shall, appoint Inspectors of Election of the meeting. In case any person appointed as Inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in a way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. On request of the chairman of the meeting, or of any Shareholder or his proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

                           SECTION 5.09 INSPECTION OF BOOKS AND RECORDS.
Shareholders shall have such rights and procedures of inspection of the books and records of the Fund as are granted to Shareholders under the General Corporations Law of the State of Delaware.


                                   ARTICLE VI
                               TRUSTEES' MEETINGS

                  SECTION 6.01 SPECIAL MEETINGS. Special meetings of the Trustees may be called orally or in writing by the Chairman of the Board of Trustees or any two other Trustees.

                  SECTION 6.02 REGULAR MEETINGS. Regular meetings of the Trustees may be held at such places and at such times as the Trustees may from time to time determine; each Trustee present at such determination shall be deemed a party calling the meeting and no call or notice will be required to such Trustee provided that any Trustee who is absent when such determination is made shall be given notice of the determination by the Chairman or any two other Trustees, as provided for in Section 4.04 of the Trust Instrument.

                  SECTION 6.03 QUORUM. A majority of the Trustees shall constitute a quorum for the transaction of business at any meeting and an action of a majority of the Trustees in attendance constituting a quorum shall constitute action of the Trustees.

                  SECTION 6.04 NOTICE. Except as otherwise provided, notice of any special meeting of the Trustees shall be given by the party calling the meeting to each of the Trustees, as provided for in Section 4.04 of the Trust Instrument. A written notice may be mailed, postage prepaid, addressed to him at his address as registered on the books of the Trust or, if not so registered, at his last known address.

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                  SECTION 6.05 PLACE OF MEETING. All special meetings of the
Trustees shall be held at the principal place of business of the Trust or such other place as the Trustees may designate. Any meeting may adjourn to any place.

                  SECTION 6.06 SPECIAL ACTION. When all the Trustees shall be present at any meeting however called or wherever held, or shall assent to the holding of the meeting without notice, or shall sign a written assent thereto filed with the records of such meeting, the acts of such meeting shall be valid as if such meeting had been regularly held.

                  SECTION 6.07 ACTION BY CONSENT. Any action by the Trustees may be taken without a meeting if a written consent thereto is signed by all the Trustees and filed with the records of the Trustees' meeting. Such consent shall be treated, for all purposes, as a vote at a meeting of the Trustees held at the principal place of business of the Trustees.

                  SECTION 6.08 PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Except when presence in person is required at a meeting under the 1940 Act or other applicable laws, Trustees may participate in a meeting of Trustees by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting. Any meeting conducted by telephone shall be deemed to take place at and from the principal office of the Trust.

                  SECTION 6.09 EXECUTION OF INSTRUMENTS AND DOCUMENTS AND SIGNING OF CHECKS AND OTHER OBLIGATIONS AND TRANSFERS. All instruments, documents and other papers shall be executed in the name and on behalf of the Fund and all checks, notes, drafts and other obligations for the payment of money by the Fund shall be signed, and all transfer of securities standing in the name of the Fund shall be executed, by the President, any Vice President or the Treasurer or by any one or more officers or agents of the Fund as shall be designated for that purpose by vote of the Trustees.


                                   ARTICLE VII
               FISCAL YEAR; REGISTERED OFFICE AND REGISTERED AGENT

                  SECTION 7.01 FISCAL YEAR. The fiscal year of the Trust shall end on June 30 of each year; provided that the last fiscal year of the Trust shall end on the date on which the Trust is terminated; and further provided that the Trustees by resolution and without a Shareholder vote may at any time change the fiscal year of the Trust.

                  SECTION 7.02 REGISTERED OFFICE AND REGISTERED AGENT. The initial registered office of the Trust in the State of Delaware shall be located at 1013 Center Road, Wilmington, Delaware 19805. The registered agent of the Trust at such location shall be Corporation Service Company; provided that the Trustees by resolution and without a Shareholder vote may at any time change the Trust's registered office or its registered agent, or both.


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                                  ARTICLE VIII
                           DIVIDENDS AND DISTRIBUTIONS

                  Subject to any applicable provisions of law and the Trust Instrument, dividends and distributions upon the Shares may be declared at such intervals as the Trustees may determine, in cash, in securities or other property, or in Shares, from any sources permitted by law, all as the Trustees shall from time to time determine.

                  Inasmuch as the computation of net income and net profits from the sale of securities or other properties for federal income tax purposes may vary from the computation thereof on the records of the Fund, the Trustees shall have power, in their discretion, to distribute as income dividends and as capital gain distributions, respectively, amounts sufficient to enable the Fund to avoid or reduce liability for federal income taxes.


                                   ARTICLE IX
                             CERTIFICATES OF SHARES

                  SECTION 9.01 CERTIFICATES OF SHARES. Certificates for Shares of the Fund shall be in such form and of such design as the Trustees shall approve, subject to the right of the Trustees to change such form and design at any time or from time to time, and shall be entered in the records of the Fund as they are issued. Each such certificate shall bear a distinguishing number; shall exhibit the holder's name and certify the number of full Shares owned by such holder; shall be signed by or in the name of the Fund by the President, or a Vice President, and countersigned by the Secretary or an Assistant Secretary or the Treasurer and an Assistant Treasurer of the fund; shall be sealed with the seal; and shall contain such recitals as may be required by law. Where any certificate is signed by a Transfer Agent or by a Registrar, the signature of such officers and the seal may be facsimile, printed or engraved. The Fund may, at its option, determine not to issue a certificate or certificates to evidence Shares owned of record by any Shareholder.

                  In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall appear on, any such certificate or certificates shall cease to be such officer or officers of the Fund, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Fund, such certificate or certificates shall, nevertheless, be adopted by the Fund and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall appear therein had not ceased to be such officer or officers of the Fund.

                  No certificates shall be issued for any share until such share is fully paid.

                  SECTION 9.02 TRANSFER OF SHARES. Shares shall be transferable on the books of the Fund by the holder thereof in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates, if any, for the same number of Shares, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Fund or its agent may reasonably require; in the case of shares not represented by certificates, the same or similar requirements may be imposed by the Board of Trustees.

                  SECTION 9.03 SHARE LEDGERS. The share ledgers of the Fund, containing the name and address of the Shareholders of the Fund and the number of shares held by them respectively, shall be kept at the principal offices of the Fund or, if the Fund employs a transfer agent, at the offices of the transfer agent of the Fund.

                  SECTION 9.04 LOST, STOLEN, DESTROYED AND MUTILATED CERTIFICATES. The Trustees may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Fund alleged to have been lost, stolen or destroyed, upon satisfactory proof of such loss, theft, or destruction; and the Trustees may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give to the Fund and to such Registrar, Transfer Agent and/or Transfer Clerk as may be authorized or required to countersign such new certificate or certificates, a bond in such sum and of such type as they may direct, and with such surety or sureties, as they may direct, as indemnity against any claim that may be against them or any of them on account of or in connection with the alleged loss, theft or destruction of any such certificate.


                                    ARTICLE X
                             TERMS OF COMMON SHARES

                  SECTION 10.01 DESIGNATION. A class of common shares of beneficial interest, without par value, is hereby designated "Common Shares" (the "Common Shares").

                  SECTION 10.02 COMMON SHARES. Except as otherwise provided by law, the holders of the Common Shares shall be entitled to one vote for each share on each matter submitted to a vote of the shareholders of the Trust.

                           (i) The Trust may be voluntarily liquidated,
                  dissolved or wound up when and as authorized at any meeting of shareholders called for the purpose, by the vote of the holders of at least seventy-five percent (75%) of the Common Shares then outstanding, provided, however, if such termination is recommended by two-thirds (2/3) of the total number of Trustees then in office, the vote of the holders of at least a majority of the Common Shares then outstanding, shall be sufficient authorization.

                           (ii) The Trust may merge or consolidate with any
                  other corporation, association, trust or other organization, or may sell, lease or exchange all or substantially all of its assets, including its good will, upon such terms and conditions and for such consideration, and thereafter be terminated, when and as authorized at any meeting of shareholders called for the purpose, by the vote of the holders of at least seventy-five percent (75%) of the Common Shares then outstanding, provided, however, if such termination is recommended by two-thirds (2/3) of the total number of Trustees then in office, the vote of the holders of at least a majority of the Common Shares then outstanding, shall be sufficient authorization.

                  SECTION 10.03 CONVERSION. The Trust will automatically convert from a "closed end company" to an "open-end company" as those terms are defined in the 1940 Act, if, after the Company has been in operation for a period of at least twenty-four (24) months as measured from the date of its initial public offering, its common stock trades at a discount of five percent (5%) or more for a period of fifteen (15) consecutive days. This provision may be amended only by the affirmative vote of at least eighty percent (80%) of the common shares outstanding.

                  SECTION 10.04 RECORD DATE. The Trustees may fix in advance a date as the record date for the purpose of determining Shareholders entitled to notice of, or to vote at, any meeting of Shareholders, or Shareholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of Shareholders for any other proper purpose. Such date, in any case, shall be not more than ninety (90) days, and in case of a meeting of Shareholders not less than ten (10) days, prior to the date on which particular action requiring such determination of Shareholders is to be taken. In lieu of fixing a record date the Trustees may provide that the transfer books shall be closed for a stated period but not to exceed, in any case, twenty (20) days. If the transfer books are closed for the purpose of determining Shareholders entitled to notice of a vote at a meeting of Shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.


                                   ARTICLE XI
                                WAIVER OF NOTICE

                  Whenever any notice of the time, place or purpose of any meeting of Shareholders, Trustees, or of any committee is required to be given in accordance with law or under the provisions of the Trust Instrument or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of Shareholders, Trustees or Committee, as the case may be, in person, shall be deemed equivalent to the giving of such notice to such person.

                                   ARTICLE XII
                 INSURANCE OF OFFICERS, TRUSTEES, AND EMPLOYEES

                  The Trust may purchase and maintain insurance on behalf of any Covered Person (as defined in Section 10.02 of the Trust Instrument) or employee of the Trust, including any Covered Person or employee of the Trust who is or was serving at the request of the Trust as a Trustee, officer or employee of a corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and claimed by him in any such capacity or arising out of his status as such, whether or not the Trustees would have the power to indemnify him against such liability.

                  The Trust may not acquire or obtain a contract for insurance that protects or purports to protect any Trustee or officer of the Trust against any liability to the Trust or its Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.


                                  ARTICLE XIII
                                      SEAL

                  The seal of the Trust shall be circular in form bearing the inscription:

                     "THE DESSAUER GLOBAL EQUITY FUND, 1996
                                    DELAWARE"


                                   ARTICLE XIV
                                   AMENDMENTS

                  These Bylaws may be amended, altered, or repealed, or new By-Laws may be adopted, (a) by a Majority Shareholder Vote, or (b) by the Trustees; provided, however, that no By-Law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Trust Instrument, or these By-Laws, a vote of the Shareholders. The Trustees shall in no event adopt By-Laws which are in conflict with the Trust Instrument, and any apparent inconsistency shall be construed in favor of the related provisions in the Trust Instrument.


                                   ARTICLE XV
                       COMPLIANCE WITH FEDERAL REGULATIONS

                  The Trustees are hereby empowered to take such action as they may deem to be necessary, desirable or appropriate so that the Fund is or shall be in compliance with any federal or state statute, rule or regulation with which compliance by the Fund is required.

                                   ARTICLE XVI
                                    THE TRUST

                  The Trust Instrument establishing the Fund, dated June 27, 1996, a copy of which is on file in the office of the Secretary of State of the State of Delaware, provides that the name The Dessauer Global Equity Fund refers to the Trustees under the Trust collectively as Trustees, but not as individuals or personally; and no Trustee, Shareholder, officer, employee or agent of the Fund shall be held to any personal liability, nor shall resort to their private property for the satisfaction of any obligation or claim or otherwise, in connection with the affairs of said Fund, but the Fund Estate only shall be liable.

                  The foregoing By-Laws were adopted by the Board of Trustees on June 27, 1996.


                                                              /s/Louis Citron
                                                              Secretary